Morgan Stanley Institutional Fund Trust - Global
Strategist Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 QBE Insurance Group Ltd. 2.400%
due 5/1/2018
Purchase/Trade Date:	  4/24/2013
Offering Price of Shares: $99.817
Total Amount of Offering: $600,000,000
Amount Purchased by Fund: $200,000
Percentage of Offering Purchased by Fund: 0.033
Percentage of Fund's Total Assets: 0.16
Brokers: Barclays Capital Inc., Morgan Stanley & Co.
LLC
Purchased from: Barclays Capital
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Barrick Gold Corp. 4.100% due
5/1/2023
Purchase/Trade Date:	  4/29/13
Offering Price of Shares: $99.797
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $105,000
Percentage of Offering Purchased by Fund: 0.007
Percentage of Fund's Total Assets: 0.08
Brokers: Citigroup Global Markets Inc., JP Morgan
Securities LLC, Morgan Stanley & Co. LLC, RBC Capital
Markets, LLC, HSBC Securities (USA) Inc., UBS
Securities LLC, BMO Capital Markets Corp., CIBC
World Markets Corp., Scotia Bank (USA) Inc., TD
Securities (USA) LLC, Barclays Capital Inc., BNP Paribas
Securities Corp., Deutsche Bank Securities Inc., Goldman,
Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith
Incorporated, RBS Securities Inc., Standard Chartered
Bank
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Kingdom of Spain 4.400% due
10/31/2023
Purchase/Trade Date:	  5/14/2013
Offering Price of Shares: EUR 99.596
Total Amount of Offering: EUR 7,000,000,000
Amount Purchased by Fund: EUR 400,000
Percentage of Offering Purchased by Fund: 0.006
Percentage of Fund's Total Assets: 0.43
Brokers: Barclays Bank PLC, Citigroup, Goldman, Sachs
International Bank, Credit Agricole CIB, BNP Paribas,
Credit Suisse, JP Morgan, Cecobank, Societe Generale
Corporate and Investment Bank, Nomura, The Royal Bank of Scotland, Caixabank, Deutsche Bank, Santander Global
Banking and Markets, Banco Bilbao Vizcaya Argentaria
S.A., HSBC, Bankia Commerzbank, Morgan Stanley,
Bankinter, RBC Capital Markets, Natixis
Purchased from: Banco Santander
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Merck & Co. Inc. 2.800% due
5/18/2023
Purchase/Trade Date:	  5/15/2013
Offering Price of Shares: $99.913
Total Amount of Offering: $1,750,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.009
Percentage of Fund's Total Assets: 0.12
Brokers: BNP Paribas, Deutsche Bank Securities, JP
Morgan, BofA Merrill Lynch, Morgan Stanley, Citigroup,
Goldman, Sachs & Co., Credit Suisse, HSBC, RBS, UBS
Investment Bank, Drexel Hamilton, Santander, Societe
Generale, Standard Chartered Bank, SMBC Nikko, US
Bancorp, Wells Fargo Securities, The William Capital
Group LP
Purchased from: Deutsche Bank Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other
accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is
reasonable and fair compared to the underwritings of
similar securities: YES
* Muni issuers must also have an investment grade rating
from at least one NRSRO; or if less than three years of
continuous operations, must have one of the three highest
rating categories from at least one NRSRO.
Securities Purchased:	 Glencore Fund LLC 2.500% due
1/15/2019
Purchase/Trade Date:	  5/22/2013
Offering Price of Shares: $99.502
Total Amount of Offering: $1,500,000,000
Amount Purchased by Fund: $160,000
Percentage of Offering Purchased by Fund: 0.011
Percentage of Fund's Total Assets: 0.13
Brokers: Merrill Lynch, Pierce, Fenner & Smith
Incorporated, BNP Paribas Securities Corp., Credit Suisse
Securities (USA) LLC, RBS Securities Inc., ANZ
Securities, Inc., Mitsubishi UFJ Securities (USA), Inc.,
SMBC Nikko Capital Markets Limited, TD Securities
(USA) LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Kinder Morgan Energy Partners LP
2.650% due 2/1/2019
Purchase/Trade Date:	  7/29/2013
Offering Price of Shares: $99.858
Total Amount of Offering: $800,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund: 0.028
Percentage of Fund's Total Assets: 0.19
Brokers:  BofA Merrill Lynch, Morgan Stanley, Wells
Fargo Securities, Credit Suisse, DNB Markets, Mitsubishi
UFJ Securities, Mizuho Securities, Scotiabank, CIBC,
Credit Agricole CIB, RBS, Societe Generale, SunTrust
Robinson Humphrey
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Baidu, Inc. 3.250% due 8/6/2018
Purchase/Trade Date:	  7/30/2013
Offering Price of Shares: $99.835
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $225,000
Percentage of Offering Purchased by Fund:  0.023
Percentage of Fund's Total Assets: 0.19
Brokers:  JP Morgan, Goldman Sachs (Asia) L.L.C., ANZ,
Bank of China, Morgan Stanley
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Viacom Inc. 5.850% due 9/1/2043
Purchase/Trade Date:	  8/12/2013
Offering Price of Shares: $99.353
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund: 0.008
Percentage of Fund's Total Assets: 0.08
Brokers:  BofA Merrill Lynch, Citigroup, JP Morgan,
RBS, Deutsche Bank Securities, Morgan Stanley, Wells
Fargo Securities, BNP Paribas, Mizuho Securities, RBC
Capital Markets, SMBC Nikko, Guggenheim Securities,
Lloyds Securities, US Bancorp, BNY Mellon Capital
Markets, LLC, The Williams Capital Group, L.P.,
Santander, Banca IMI
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Citigroup Inc. 6.675% due
9/13/2043
Purchase/Trade Date:	  9/10/2013
Offering Price of Shares: $100.000
Total Amount of Offering: $1,000,000,000
Amount Purchased by Fund: $20,000
Percentage of Offering Purchased by Fund: 0.002
Percentage of Fund's Total Assets: 0.02
Brokers:  Citigroup, RBC Capital Markets, ANZ
Securities, Scotiabank, ABN AMRO, BMO Capital
Markets, Commerzbank, Lloyds Securities, Mizuho
Securities, Natixis, Santander SMBC Nikko, BNY Mellon
Capital Markets, LLC, Societe Generale, Banca IMI,
Capital One Securities, Fifth Third Securities, Inc.,
Macquarie Capital, nabSecurities, LLC, Nomura,
SunTrust Robinson Humphrey, US Bancorp, Credit
Agricole CIB, TD Securities, BBVA Securities, CIBC,
ING, Mitsubishi UFJ Securities, National Bank of Canada
Financial, PNC Capital Markets LLC, UniCredit Capital
Markets
Purchased from: Royal Bank of Canada
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Ecopetrol SA 5.875% due
9/18/2023
Purchase/Trade Date:	  9/11/2013
Offering Price of Shares: $99.033
Total Amount of Offering: $1,300,000,000
Amount Purchased by Fund: $270,000
Percentage of Offering Purchased by Fund: 0.021
Percentage of Fund's Total Assets: 0.22
Brokers:  BofA Merrill Lynch, Morgan Stanley
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased: Verizon Communications Inc.
6.550% due 9/15/2043
Purchase/Trade Date:	  9/11/2013
Offering Price of Shares: $99.883
Total Amount of Offering: $15,000,000,000
Amount Purchased by Fund: $150,000
Percentage of Offering Purchased by Fund: 0.001
Percentage of Fund's Total Assets: 0.12
Brokers:  Barclays, BofA Merrill Lynch, JP Morgan,
Morgan Stanley, Citigroup, Credit Suisse, Mitsubishi UFJ
Securities, Mizuho Securities, RBC Capital Markets, RBS,
Wells Fargo Securities, Deutsche Bank Securities,
Santander
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.